JOHN HANCOCK EQUITY TRUST

                       SUB-INVESTMENT MANAGEMENT CONTRACT


     AGREEMENT made this 4th day of August, 2006, among John Hancock Advisers, LLC, a Delaware limited liability company (the "Adviser"), Independence Investments, LLC a Delaware limited liability company (the "Sub-adviser") and John Hancock Equity Trust, a business trust under the laws of the Commonwealth of Massachusetts (the "Trust") on behalf of the John Hancock Small Cap Fund (the "Fund"), a series of the Trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   APPOINTMENT OF SUB-ADVISER

     The Sub-adviser undertakes to act as investment sub-adviser to the Fund and, subject to the supervision and control of the Trustees of the Trust and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Fund. The Sub-adviser will be an independent contractor and will have no authority to act for or represent the Trust, the Fund or the Adviser in any way except as expressly authorized in this Agreement or another writing by the Trust or the Adviser.

2.   SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST AND THE FUND

a. Subject always to the direction and control of the Trustees of the Trust, the Sub-adviser shall have investment discretion over the assets of the Fund and will manage the investments and determine the composition of these assets in accordance with the Trust's registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Fund, the Sub-adviser will:

     i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Fund's portfolio or are under consideration for inclusion in the Fund's portfolio;

     ii. formulate and implement a continuous investment program for the Fund that is consistent with the investment objectives and related investment policies for the Fund as described in the Trust's registration statement, as amended, copies of which shall be furnished to the Sub-adviser promptly upon amendment;

     iii. take whatever steps are necessary to implement the investment program by the purchase and sale of securities, including the placing of orders for such purchases and sales;

     iv. regularly report to the Trustees of the Trust and to the Adviser with respect to the implementation of the investment program; and

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     v.   provide  assistance to the Trust's custodian  regarding the fair value of securities held by the Fund for which market quotations are not readily available.

b. The Sub-adviser, at its expense, will furnish all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully.

c. The Sub-adviser will select brokers and dealers to effect all transactions subject to the following conditions: The Sub-adviser will place all necessary orders with brokers, dealers, or issuers and will negotiate brokerage commissions, if applicable. The Sub-adviser is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement, as amended, and consistent with its fiduciary obligation to seek best execution. Subject to policies established from time to time by the Board of Trustees of the Trust, the Sub-adviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer if the Sub-adviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Sub-adviser's overall responsibilities with respect to accounts managed by the Sub-adviser. The Sub-adviser may use for the benefit of the Sub-adviser's other clients, or make available to companies affiliated with the Sub-adviser or to its directors for the benefit of their clients, any such brokerage and research services that the Sub-adviser obtains from brokers or dealers.

d. On occasions when the Sub-adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-adviser, the Sub-adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-adviser in the manner the Sub-adviser considers to be the equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

e. The Sub-adviser will maintain all accounts, books and records with respect to the Fund as are required of an investment sub-adviser of a registered investment company pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act") and Investment Advisers Act of 1940, as amended (the "Investment Advisers Act") and the rules thereunder.

f. The Sub-adviser shall furnish the Adviser with advice as to the manner of voting proxies relating to the Fund's investment securities in accordance with the Trust's proxy voting policies and procedures, which provide that the Adviser shall vote all proxies relating to securities held by the Fund and, subject to the Trust's policies and procedures, shall use proxy voting policies and procedures adopted by the Adviser in conformance with Rule 206(4)-6 under the Investment Advisers Act. The Adviser shall review its proxy voting activities on a periodic basis with the Trustees.

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3.   COMPENSATION OF SUB-ADVISER

     The Adviser will pay the Sub-adviser with respect to the Fund the compensation specified in Appendix A to this Agreement.

4.   LIABILITY OF SUB-ADVISER

     Neither the Sub-adviser nor any of its directors, officers or employees shall be liable to the Adviser or the Trust or Fund for any error of judgment or mistake of law or for any loss suffered by the Adviser, Trust or Fund in connection with the matters to which this Agreement relates, except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of the Sub-adviser or any of its directors.

5.   CONFLICTS OF INTEREST

     It is understood that trustees, officers, agents, members and shareholders of the Trust are or may be interested in the Sub-adviser as trustees, officers, partners, shareholders, directors, members or otherwise; that employees, agents, shareholders, directors, members and partners of the Sub-adviser are or may be interested in the Trust as trustees, officers, shareholders, members or otherwise; that the Sub-adviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder, except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the limited liability company agreement of the Sub-adviser, respectively, or by specific provision of applicable law.

6.   REGULATION

     The Sub-adviser shall comply with all applicable laws and regulations in providing the services contemplated hereunder. Without limiting the foregoing, the Sub-adviser shall provide all information reasonably requested of it by the Board of Trustees of the Trust in accordance with its duty to do so under
Section 15(c) of the Investment Company Act and the Sub-adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body, by reason of this Agreement, may request or require pursuant to applicable laws and regulations.

7.   DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective with respect to the Fund on the later of (i) its execution, (ii) the date of the meeting of the Board of Trustees of the Trust, at which meeting this Agreement is approved as described below and
(iii) immediately following the close of business on August 4, 2006. The Agreement will continue in effect with respect to the Fund for a period more than two years from its effective date only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of the Fund, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to the Fund if a majority of the outstanding

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voting  securities  of the  series  (as  defined  in  Rule  18f-2(h)  under  the
Investment Company Act) of shares of the Fund votes to approve the Agreement or its continuance.

     If any required shareholder approval of this Agreement or any continuance of the Agreement is not obtained, the Sub-adviser will continue to act as investment sub-adviser with respect to the Fund pending the required approval of the Agreement or its continuance or of a new contract with the Sub-adviser or a different adviser or sub-adviser or other definitive action; provided, that the compensation received by the Sub-adviser in respect of the Fund during such period is in compliance with Rule 15a-4 under the Investment Company Act.

     This Agreement may be terminated at any time, without the payment of any penalty, as to the Fund by the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Adviser and the Sub-adviser, or by the Adviser or Sub-adviser on sixty days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the advisory agreement between the Adviser and the Trust terminates for any reason.

8.   PROVISION OF CERTAIN INFORMATION BY SUB-ADVISER

     The Sub-adviser will promptly notify the Adviser and the Trust in writing of the occurrence of any of the following events:

a. the Sub-adviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub-adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Sub-adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. any change in actual control or management of the Sub-adviser or the portfolio manager of the Fund.

9.   SERVICES TO OTHER CLIENTS

     The Adviser understands, and has advised the Trust's Board of Trustees, that the Sub-adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts and as investment adviser or sub-adviser to other investment companies. Further, the Adviser understands, and has advised the Trust's Board of Trustees, that the Sub-adviser and its affiliates may give advice and take action for other accounts, including investment companies, which differs from advice given or the timing or nature of action taken for the Fund. The Sub-adviser is not obligated to initiate transactions for the Fund in any security that the Sub-adviser, its partners, affiliates or employees may purchase or sell for their own accounts or other clients.

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10.  CONSULTATION WITH OTHER SUB-ADVISERS

     As  required  by  Rule  17a-10  under  the  Investment   Company  Act,  the
Sub-adviser is prohibited from consulting with the entities listed below concerning transactions for the Fund in securities or other assets:

     1.   other sub-advisers to the Fund
     2.   other sub-advisers to any other fund
     3.   other sub-advisers to a fund under common control with the Fund provided, however, the Sub-adviser may consult with any entity listed above that is an affiliate of the Sub-adviser.

11.  AMENDMENTS TO THE AGREEMENT

     This Agreement (with the exception of Appendix A, which may be amended by the Adviser and the Sub-adviser from time to time) may be amended by the parties hereto only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment. No amendment shall be effective unless it is in writing and signed by all parties hereto.

12.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties.

13.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

15.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, this Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

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16.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

17.  LIMITATION OF LIABILITY

     The Agreement and Declaration of Trust of the Trust, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name of the Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or the Fund thereof, but only the assets belonging to the Trust, or the Fund with respect to which such obligation or claim arose, shall be liable.

18.  CONFIDENTIALITY OF FUND HOLDINGS

     The Sub-adviser agrees to treat the portfolio security positions of the Fund as confidential information in accordance with the Trust's "Policy Regarding Disclosure of Fund Holdings," as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information. The policy and any such amendment shall not be binding upon the Sub-adviser until a copy has been provided to the Sub-adviser.

19.  COMPLIANCE

     Upon execution of this Agreement, the Sub-adviser shall provide the Adviser and the Trust with the Sub-adviser's written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act. Throughout the term of this Agreement, the Sub-adviser shall promptly submit to the Trust and the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of any regulatory examination of the Sub-adviser and documentation describing the results of any such examination and of any periodic testing of the Compliance Policies, and
(iii) notification of any material compliance matter that relates to the services provided by the Sub-adviser to the Trust, including but not limited to any material violation of the Compliance Policies or of the Sub-adviser's code of ethics. Throughout the term of this Agreement, the Sub-adviser shall provide the Adviser and the Trust with any certifications, information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by the Adviser) that the Trust and/or the Adviser may reasonably request to enable the Trust to comply with Rule 38a-1 under the Investment Company Act.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                JOHN HANCOCK ADVISERS, LLC



                                By:     /s/Alfred P. Ouellette
                                Name:   Alfred P. Ouellette
                                Title:  Assistant Vice President,
                                        Senior Counsel and Assistant Secretary


                                JOHN HANCOCK EQUITY TRUST on behalf of
                                John Hancock Small Cap Fund



                                By:     /s/Alfred P. Ouellette
                                Name:   Alfred P. Ouellette
                                Title:  Assistant Secretary


                                INDEPENDENCE INVESTMENTS, LLC



                                By:     /s/Miriam F. Cooper
                                Name:   Miriam F. Cooper
                                Title:  Chief Operating Officer

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                                   APPENDIX A
                                   ----------

     The Sub-adviser shall serve as investment sub-adviser for the Fund listed below. The Adviser will pay the Sub-adviser, as full compensation for all services provided under this Agreement with respect to the Fund, the fee computed separately for such Fund at an annual rate as follows (the "Sub-adviser Fee"):

Fund                                     Percentage of Average Daily Net Assets
----                                     --------------------------------------
John Hancock Small Cap Fund                              0.41%

     The Sub-adviser Fee for the Fund shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Sub-adviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable Sub-adviser Fee, and multiplying this product by the net assets of the Fund. The Adviser shall provide the Sub-adviser with such information as the Sub-adviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by the Sub-adviser.

     If this Agreement becomes effective or terminates, or if the manner of determining the applicable Sub-adviser Fee changes, before the end of any quarter, the fee (if any) for the period from the effective date to the end of such quarter or from the beginning of such quarter to the date of termination or from the beginning of such quarter to the date of such change, as the case may be, shall be pro rated according to the proportion which such period bears to the full quarter in which such effectiveness or termination or change occurs.


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